                                                                   EXHIBIT 10.10

NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES,
(B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W-__                                                WARRANT TO PURCHASE
ISSUED:  May 21, 1998                                  __________ SHARES OF
VOID AFTER:  May 21, 2008                                      COMMON STOCK

                                    FORM OF

                                INFOSPACE, INC.

                         COMMON STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY that, for $___________, the receipt of which is hereby acknowledged, and subject to the terms and conditions hereof, _______________________, or such person to whom this Warrant is transferred pursuant to Section 7 hereof (the "Holder"), is entitled, at any time on or after the date hereof but not later than 5:00 p.m., Seattle time, on May 21, 2008 (the "Exercise Period"), subject to the provisions hereof, to purchase in whole or from time to time in part up to __________ fully paid and nonassessable shares of Common Stock (the "Common Stock"), $.0001 par value per share, of INFOSPACE, INC., a Delaware corporation (the "Company"), at the price of [$2.00] [$3.00] [$5.00] per share (the "Exercise Price") (such number of shares subject to this Warrant ("Warrant Stock") and such Exercise Price being subject to adjustment as provided herein).

1.   EXERCISE

     1.1  PROCEDURE FOR EXERCISE

     Notwithstanding any other provision of this Warrant, this Warrant may be exercised only with respect to shares of Warrant Stock, if any, as to which the Repurchase Option (as defined in Section 1.3 below) shall have terminated and ceased to apply ("Eligible Shares"). Subject to the foregoing, this Warrant may be exercised at any time during the Exercise Period in whole or part by delivering to the Company (a) the form of Exercise Notice attached hereto duly completed and executed by the Holder, (b) this Warrant certificate, and (c) a bank cashier's check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"). The Holder will be deemed to be the holder of record of the Eligible Shares as to which the Warrant was exercised in accordance with this Warrant, effective at the close of business, Seattle time, on the date such exercise is completed and all documents specified above are delivered to the Company.

     1.2  NET EXERCISE

     Notwithstanding the payment provisions set forth above, the Holder may elect to exercise this Warrant, subject to the limitations set forth in the first sentence of Section 1.1 above, by converting this Warrant into Eligible Shares as provided in this Section 1.2, such election to be effected by surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise indicating such election, in which case the Company shall issue to the Holder the number of Eligible Shares determined as follows:


                           X =     Y (A-B)
                                 -----------
                                      A

Where:  X = the number of Eligible Shares to be issued
        Y = the number of Eligible Shares as to which the Warrant is being exercised
        A = the Fair Market Value (as defined below) of one (1) share of
            Warrant Stock
        B = the Exercise Price

     For purposes of the above calculation, the Fair Market Value of a share of Warrant Stock shall be determined in good faith by the Board of Directors of the Company (the "Board"); provided, however, that if a public market for the Common Stock exists at the time of such exercise, then such Fair Market Value shall be deemed to be equal to the average of the closing bid and asked prices of the Common Stock as quoted in the Over-the-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System or on any exchange on which the Common Stock is then listed, whichever is applicable, for the five (5) trading days prior to the date of exercise of this Warrant. Notwithstanding the foregoing, in the event this Warrant is exercised in connection with the Company's initial public offering of Common Stock, the Fair Market Value per share shall be deemed to be equal to the per share offering price to the public of the Company's initial public offering.

     1.3   REPURCHASE OPTION

     This Warrant is subject to repurchase by the Company as follows (the "Repurchase Option"):

          (a) The Repurchase Option shall entitle the Company to repurchase this Warrant as to 100% of the Warrant Stock subject hereto, provided that the Repurchase Option shall be subject to termination in whole or in part (meaning that the percentage of Warrant Stock as to which this Warrant may be repurchased shall be reduced and the number of Eligible Shares shall be correspondingly increased) as provided elsewhere in this Section 1.3 and in Section 4. The Repurchase Option, to the extent still in effect, may be exercised by the Company in whole or in part at any time during the period beginning April 1, 2002 and ending at 5:00 p.m., Seattle time, on June 30, 2002 (the "Repurchase Deadline") by notice to the Holder. The notice shall indicate the number of shares of Warrant Stock as to which this Warrant is being repurchased and the proposed closing date for the repurchase (such date being not later than thirty
(30) days after the date of the notice). The repurchase price to be paid by the Company to the Holder shall be $.01 per share of Warrant Stock as to which the Warrant is being repurchased. At the closing, the Holder shall deliver this Warrant and the Company shall deliver the amount due to Holder and, if applicable, a new warrant of like tenor (but excluding the Repurchase Option) representing the number of shares of Warrant Stock not repurchased by the Company.

          (b) The percentage of Warrant Stock as to which this Warrant may be repurchased pursuant to the Repurchase Option shall be reduced, and the Repurchase Option shall terminate, according to the following schedule as the Company completes Qualified Financings (as defined below) prior to March 31, 2002:

                                                                   PERCENTAGE OF WARRANT STOCK AS
                                                                     TO WHICH REPURCHASE OPTION
                QUALIFIED FINANCINGS                                         TERMINATES
 ---------------------------------------------------        -------------------------------------------------
  At least $5 million but less than $10 million                                 10%
  At least $10 million but less than $15 million                                20%
  At least $15 million but less than $20 million                                30%
  At least $20 million but less than $25 million                                40%
  At least $25 million but less than $30 million                                50%
  At least $30 million but less than $35 million                                60%

  At least $35 million but less than $40 million                                70%
  At least $40 million but less than $45 million                                80%
  At least $45 million but less than $50 million                                90%
  Greater than $50 million                                                      100%

          Any such incremental reduction in the percentage of Warrant Stock as to which the Repurchase Option applies, and the corresponding increase in the number of Eligible Shares, shall be deemed to occur simultaneously with the closing of the Qualified Financing that triggered such reduction.

          The term "Qualified Financings" shall mean the Company's issuance of debt or equity securities to purchasers for the primary purpose of financing the operations, including without limitation, acquisitions of other entities for cash, of the Company, the closings of which occur on or after the date of this Warrant and during the period that the Consulting Agreement, dated as of May 21, 1998, between the Company and ____________________ (the "Consulting Agreement") is in effect (it being understood that financings through the issuance and sale of shares of Common Stock occurring on or after the date of this Warrant shall not be considered a Qualified Financing with respect to $3,000,000 of such financings); provided, however, that Qualified Financings shall not include (i) securities issued pursuant to a stock option plan, employee stock purchase plan, stock grant program or other equity incentive plan or arrangement approved by the Board; (ii) securities issued as consideration for the acquisition or development of other entities, or otherwise issued in connection with strategic acquisitions or alliances with strategic business partners, as approved by the Board, provided, however, that any transaction described in this subclause (ii) in which the Company receives cash upon issuance of the Company's debt or equity securities shall be considered a Qualified Financing and, further, provided that the value of such Qualified Financing for the purposes of this Section 1.3 shall be limited to the amount of cash received by the Company in exchange for such debt or equity securities; and (iii) shares of Common Stock issuable upon conversion of preferred stock or other convertible securities into Common Stock or upon exercise of any warrants and similar purchase rights.

          (c) If, prior to March 31, 2002, (i) the Board, in its discretion, has not actively pursued a business strategy for the Company which, if successfully implemented, would be reasonably likely to result in the need for Qualified Financings of at least $50 million or (ii) the Consulting Agreement is terminated by the Company, then the Repurchase Option shall terminate as of the close of business, Seattle time, on March 31, 2002, it being understood and agreed that if less than $50 million in Qualified Financings are closed on or prior to March 31, 2002, such fact shall not be sufficient in and of itself to cause the Repurchase

Option to terminate under this subsection (c); provided further, that no termination of the Repurchase Option shall occur under this subsection (c) if the Holder shall have materially breached the Consulting Agreement or materially failed to perform Holder's obligations thereunder.

          (d) If (i) Naveen Jain (the "Founder") transfers more than 2,250,000 shares of Common Stock (the "Transfer Limit") and (ii) the Company issues shares of Common Stock, as a result of which issuance the Founder and Acorn Ventures-IS, LLC and its affiliates collectively own beneficially less than 50% of the outstanding voting interests of Common Stock, then the Repurchase Option shall terminate upon the date of such issuance; provided, however, that in determining whether the Founder has transferred shares of Common Stock in excess of the Transfer Limit under subsection 1.3(d)(i) above, shares of Common Stock transferred by the Founder shall not be included in such determination where the sale, assignment, transfer or other conveyance of shares of Common Stock by the Founder is: (x) to the Founder's spouse or former spouse, parents, or children or other members of the Founder's family (including relatives by marriage), or to a custodian, trustee or other fiduciary for the benefit of the Founder or members of his family or to a family limited partnership, limited liability company or other entity or person in connection with a bona fide estate planning transaction; (y) by way of bequest or inheritance upon death; (z) by way of any pledge of shares of Common Stock made by the Founder pursuant to a bona fide loan transaction with an established financial institution that creates a mere security interest (such transfers described in subparts (x), (y) and (z) above, "Exempt Transfers"); provided further, however, that any further transfer by such transferees which is not an Exempt Transfer shall be included in determining whether the Founder has transferred shares of Common Stock in excess of the Transfer Limit.

2.   DELIVERY OF STOCK CERTIFICATE

     Within twenty days after the exercise of this Warrant (in full or in part) and payment of the Purchase Price then due (if exercise is made pursuant to Section 1.1), the Company shall issue in the name of and deliver to the Holder
(a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) if applicable, a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant shall not have been previously exercised by the Holder or repurchased by the Company.

3.  RESERVATION OF WARRANT STOCK

     The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.  TERMINATION UPON REORGANIZATION

     Simultaneous with the closing of a merger, consolidation, acquisition of all or substantially all of the assets or stock, reorganization or liquidation of the Company as a result of which the stockholders of the Company will own less than 50% of the voting capital stock of the Company immediately after the transaction or, in the case of a sale of assets or liquidation, the Company will own after the transaction less than substantially all of the assets owned by the Company prior to the transaction (collectively, a "Reorganization") prior to the expiration of the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in respect of their shares of Common Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that (a) the Company shall have delivered to the Holder notice of the Reorganization no less than 15 business days before the date scheduled for closing of the Reorganization, and (b) the Holder shall have the right immediately prior to (and contingent upon) the closing of such Reorganization to exercise this Warrant to purchase any and all Eligible Shares.

5.   ADJUSTMENTS FOR STOCK SPLITS AND SIMILAR MATTERS

     If the Company shall issue any shares of Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and each of (a) the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant and (b) the number of shares of Common Stock constituting the Transfer Limit shall be proportionately increased; and, conversely, if the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and each of (x) the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant and
(y) the number of shares of Common Stock constituting the Transfer Limit shall be proportionately decreased. Upon each adjustment in the Exercise Price pursuant to this Section 5, the number of shares of Warrant Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the

Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

6.   FRACTIONAL SHARES

     No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Board) on the date of exercise.

7.   RESTRICTIONS ON TRANSFER

     Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws, or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

8.   LEGEND

     A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

9.   HOLDER AS OWNER

     The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

10.  NO STOCKHOLDER RIGHTS

     This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

11.  CONSTRUCTION

     The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

12.  EXPIRATION

     This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period, as such period may be adjusted pursuant to Section 4 hereof. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

13.  EXCHANGE OF WARRANT

     This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

14.  LOST WARRANT CERTIFICATE

     If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request in writing from the Holder and subject to compliance by Holder with the following sentence, issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant. The Holder shall reimburse the Company for any and all expenses and costs incurred by the Company in connection with issuing a new Warrant under this Section.

15.  WAIVERS AND AMENDMENTS

     This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

16.  NOTICES

     All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, telecopier or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

     If to the Holder:


          ________________________
          ________________________
          ________________________
          ________________________
          ________________________

     If to the Company:

          InfoSpace, Inc.
          8424 - 154th Avenue N.E.
          Redmond, WA  98052
          Fax:  (425) 882-0988
          Attention:  President


     Each of the foregoing parties shall be entitled to specify a different address by giving five days' advance written notice as aforesaid to the other parties.

17.  INVESTMENT INTENT

     By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

                               NOTICE OF EXERCISE

TO INFOSPACE, INC.

     The undersigned hereby irrevocably elects to exercise the Warrant delivered
herewith pursuant to Section __ [fill in 1.1 or 1.2] thereof as to        shares
of Common Stock and requests that certificates for such shares (or so many thereof as may be issuable upon this exercise, if this exercise is being made pursuant to Section 1.2 of the Warrant) be issued in the name of and delivered to the undersigned at the address stated below, and, if additional shares remain available for purchase pursuant to the Warrant, the new Warrant evidencing the right to purchase the balance of such shares shall be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the common stock to be purchased are subject to Sections 7 and 8 of the Warrant.

     Payment is enclosed in the amount of $____________________

     Dated: _____________________


                                       _________________________________


                              By _______________________________________
                              Its_______________________________________
ADDRESS:

_____________________________
_____________________________
_____________________________

EIN:____________________

PHONE:_______________________
FACSIMILE:___________________

                                   ASSIGNMENT



     For value received ________________ hereby sells, assigns and transfers unto________________the InfoSpace, Inc. Common Stock Purchase Warrant number W- ___, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Perkins Coie attorney, to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.

     Dated:_______________________

                                   _______________________________________


                                   By_____________________________________
                                   Its____________________________________

                                LIST OF HOLDERS


Acorn Ventures - IS, LLC                    W-1, Warrant to purchase up to 1,801,310
                                            shares of Common Stock at $2.00 per share.

                                            W-2, Warrant to purchase up to 788,073
                                            shares of Common Stock at $3.00 per share.

                                            W-3 Warrant to purchase up to 788,073
                                            shares of Common Stock at $5.00 per share.

Kellett Partners, L.L.P.                    W-4, Warrant to purchase up to 245,633
                                            shares of Common Stock at $2.00 per share.

                                            W-5, Warrant to purchase up to 107,464
                                            shares of Common Stock at $3.00 per share.

                                            W-6, Warrant to purchase up to 107,464
                                            shares of Common Stock at $5.00 per share.

John and Carolyn Cunningham                 W-7, Warrant to purchase up to 81,879
                                            shares of Common Stock at $2.00 per share.

                                            W-8, Warrant to purchase up to 35,821
                                            shares of Common Stock at $3.00 per share.

                                            W-9, Warrant to purchase up to 35,821
                                            shares of Common Stock at $5.00 per share.